As filed with the Securities and Exchange Commission on June 12, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

Under

the Securities Act of 1933

LendingClub Corporation

(Exact name of Registrant as specified in its charter)

Delaware	51-0605731
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

LendingClub Corporation

71 Stevenson Street, Suite 300

San Francisco, California 94105

(415) 632-5600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Renaud Laplanche

Chief Executive Officer

LendingClub Corporation

71 Stevenson Street, Suite 300

San Francisco, California 94105

(415) 632-5600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Cynthia C. Hess, Esq. Jeffrey R. Vetter, Esq. James D. Evans, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Jason Altieri, Esq. General Counsel and Chief Compliance Officer LendingClub Corporation 71 Stevenson Street, Suite 300 San Francisco, California 94105 (415) 632-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered)	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.01 par value per share	4,850,325	$0.95(2)	$4,607,808.75	$535.43
Common Stock Issuable Upon Exercise of Options to Purchase Common Stock, $0.01 par value per share	35,619,512	$0.84(3)	$29,920,390.08	$3,476.75
Total	40,469,837		$34,528,198.83(4)	$4,012.18

(1)	Calculated pursuant to Rule 457(j) on the basis of the proposed maximum offering price.
(2)	Represents the weighted average purchase price, excluding interest, to be payable per share in connection with the rescission offer covered by this registration statement. The actual price per share will range from $0.06 to $8.94, depending on the price per share originally paid by the offeree, excluding interest.
(3)	Represents the 20% of the per share weighted average exercise price, excluding interest, for all options subject to the rescission offer covered by this registration statement.
(4)	Represents the sum of (i) the aggregate purchase price of the outstanding shares of common stock subject to the rescission offer and (ii) 20% of the aggregate exercise price of stock options subject to the rescission offer

Offering Circular

Dated June 12, 2015

40,469,837 Shares Common Stock

LENDINGCLUB CORPORATION

RESCISSION OFFER

We are offering to rescind the sale of 4,850,325 shares of our common stock from persons who are current and former employees and consultants who purchased those shares upon exercise of options we granted to them pursuant to our 2007 Stock Incentive Plan, as amended, between July 2012 and October 2014 (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer).

We are also offering to rescind the grants of outstanding, unexercised options to purchase 35,619,512 shares of our common stock (which remain outstanding as of the closing of this rescission offering) from persons who are current and former employees and consultants, granted between July 2012 and October 2014 or during the periods specified on the addendum to this offering circular with respect to residents of certain states.

The repurchase price for the shares of our common stock subject to the rescission offer ranges from $0.06 to $8.94 per share, and is equal to the price paid by those persons who purchased these shares. The repurchase price for outstanding, unexercised options to purchase shares of our common stock subject to the rescission offer is 20% of the per share exercise price multiplied by the number of shares subject to the options and the repurchase price ranges from $0.02 to $1.79 per share subject to the option.

If you accept our rescission offer and surrender your shares or options, or both, as the case may be, you will receive interest, based on the repurchase price noted above and calculated from the date you purchased the shares or the date the option was granted to you, as the case may be, through the date that the rescission offer expires at the interest rate mandated by your state of residence as set forth below. You may only accept the rescission offer with respect to either an entire option grant or all of the shares of common stock purchased upon exercise of an option grant that has been exercised.

Federal law does not provide a specific interest rate to be used in the calculation of the consideration to be received in connection with the rescission of the sale of securities by an issuer in a rescission offer. We are making the rescission offer to persons who are or were residents of California, Connecticut, Florida, Illinois, Indiana, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Puerto Rico, Rhode Island, Tennessee, Texas and Virginia. We refer to these states in this offering circular as the Rescission States. The legal rates of interest for the rescission of the sale of shares of common stock and the grant of options in the Rescission States from the date of issuance until the rescission offer expires are the higher of 7%, under the California Corporate Securities Law of 1968, or as follows:

State	Interest Rate	State	Interest Rate
Connecticut	6%	New York*	7%
Florida	4.75%	Ohio	12%
Illinois	10%	Pennsylvania	12%
Indiana	8%	Puerto Rico	4.25%
Massachusetts	6%	Rhode Island	12%
Michigan	6%	Tennessee	5.25%
New Hampshire	10%	Texas	5%
New Jersey	0.25%	Virginia	6%

*	New York law does not provide a specific interest rate. For purposes of the rescission offer, we are applying the rate of interest of California (our principal place of business) to calculate the consideration to be received by New York residents who may be entitled to rescission rights.

The rescission offer will expire on July 15, 2015.

See “Risk Factors” beginning on page 10 to read about certain factors you should consider before accepting or rejecting the rescission offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the rescission of the sale of these securities or determined whether this offering circular is truthful or complete. Any representation to the contrary is a criminal offense.

We have not authorized anyone to provide any information or to make any representations other than those contained in this offering circular or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to rescind the sale of shares of our common stock and the grant of outstanding, unexercised options to purchase or common stock only in jurisdictions where offers and sales are permitted. The information in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any repurchase of shares of our common stock or stock options. Our business, financial condition, results of operations and offering circular may have changed since that date.

i

QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

You should read the following questions and answers, together with the more detailed information regarding the rescission offer and the risk factors set forth elsewhere or incorporated by reference in this offering circular, before deciding whether to accept or reject the rescission offer.

General

Q: Why are we making the rescission offer?

A: We have issued shares of common stock or granted options to purchase shares to our current and former employees and consultants. From July 2012 through October 2014 (or during the periods specified on the addendum to this offering circular with respect to residents of certain states), the options we granted and shares issued upon exercise of the options may not have been exempt from the registration or qualification requirements under applicable securities laws. In July 2014, we filed a registration statement on Form S-8 with the U.S. Securities and Exchange Commission (SEC) and applied for a permit for qualification from the California Department of Business Oversight (California DBO). In connection with the review of the permit application, the California DBO has required that we make this rescission offer to address California securities laws compliance issues by allowing the holders of the outstanding, unexercised options and shares of common stock covered by the rescission offer to rescind the underlying securities transactions and sell those securities back to us. We have also issued options to residents of certain other states and, therefore, we are making the rescission offer available to residents of California, Connecticut, Florida, Illinois, Indiana, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Puerto Rico, Rhode Island, Tennessee, Texas and Virginia.

Q: Which options and shares of common stock are included in the rescission offer?

A: We are offering, upon the terms and conditions described in this offering circular, to rescind:

•	The sale of 4,850,325 shares of common stock to current or former employees pursuant to exercises of stock options granted between July 2012 and October 2014 or pursuant to exercises of stock options during the periods specified on the addendum to this offering circular with respect to residents of certain states, at prices ranging from $0.06 to $8.94 per share (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer); and

•	The grant of options to purchase 35,619,512 shares of common stock to current or former employees, granted between July 2012 and October 2014 or during the periods specified on the addendum to this offering circular with respect to residents of certain states which are currently outstanding (including vested and unvested options), at exercise prices ranging from $0.10 to $8.94 per share.

There are 150 record holders of 4,850,325 shares of our common stock subject to the rescission offer and the outstanding, unexercised options to purchase 35,619,512 shares of our common stock are held by 555 persons. On October 31, 2014 our common stock became a “covered security” under Section 102(a) of the National Securities Markets Improvement Act of 1996, in connection with the New York Stock Exchange authorizing our common stock for listing. Accordingly, state securities regulation with respect to our common stock is preempted by federal securities laws beginning on October 31, 2014.

Q: When does the rescission offer expire?

A: The rescission offer will expire at 5:00 pm Pacific Daylight time on July 15, 2015.

Q: Am I required to accept the rescission offer?

A: No. You are not required to accept our offer.

Q: Should I accept the rescission offer?

A: You must make your own decision whether to accept the rescission offer. In making your decision whether to accept the rescission offer, you should consider all relevant factors in light of your particular circumstances, including the potential tax consequences of accepting the rescission offer (see “Material U.S. Federal Income Tax Consequences”).

WE URGE YOU TO CAREFULLY REVIEW THIS OFFERING CIRCULAR AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

Q: What will I receive if I accept the rescission offer?

A: If you accept our rescission offer with respect to the common stock you purchased by exercising an option, we will rescind the sale of the shares you hold that are subject to the rescission offer at the price per share you paid, plus interest at the higher of 7%, under California Corporate Securities Law (California Corporate Securities Law), or the legal rate of interest of the state of residence of the holder of common stock or options subject to the rescission offer, from the date of exercise through the date the rescission offer expires. You will no longer own those shares.

If you accept our rescission offer with respect to outstanding, unexercised options to purchase our common stock, regardless of whether these options are vested, we will rescind the grant of these options at a price equal to 20% of the per share exercise price multiplied by the number of shares subject to the options, plus interest at the current statutory rate per year, from the date of grant through the date the rescission offer expires. Then, you will no longer have a stock option.

Interest for the rescission of the sale of shares of common stock and the grant of options is calculated from the date of issuance until the rescission offer expires based on the higher of 7%, under the California Corporate Securities Law, or the legal rate of interest of the state of residence of the holder of common stock or options subject to the rescission offer. The interest rates are as follows:

State	Interest Rate	State	Interest Rate
California	7%	New York*	7%
Connecticut	6%	Ohio	12%
Florida	4.75%	Pennsylvania	12%
Illinois	10%	Puerto Rico	4.25%
Indiana	8%	Rhode Island	12%
Massachusetts	6%	Tennessee	5.25%
Michigan	6%	Texas	5%
New Hampshire	10%	Virginia	6%
New Jersey	0.25%

*	New York law does not provide a specific interest rate. For purposes of the rescission offer, we are applying the rate of interest of California (our principal place of business) to calculate the consideration to be received by New York residents who may be entitled to rescission rights.

Q: Can you give me an example of what I will receive if I accept the rescission offer?

A: Common Stock. We will rescind the sale of outstanding shares of common stock subject to the rescission offer at the price per share you paid, plus interest at the current statutory rate per year, from the date of exercise through the date that the rescission offer expires. By way of example only, if you purchased 1,000 shares of our common stock upon exercise of an option that was granted in June 2014 at a per share price of $2.00 and you accept our rescission offer, you would receive (assuming for purposes of interest calculation, that you are a resident of California):

•	The original purchase price = 1,000 X $2.00= $2,000.

•	Plus simple interest at 7% per year = $140.

•	For a total of $2,140.

Options. We will rescind the grant of outstanding, unexercised options subject to the rescission offer at a price equal to 20% of the per share exercise price of each option multiplied by the number of shares subject to the options, plus interest at the current statutory rate per year, from the date of grant through the date the rescission offer expires. By way of example only, if you hold an unexercised option to purchase 1,000 shares of our common stock at a per share exercise price of $2.00 that was granted in June 2014 and you accept our rescission offer, you would receive (assuming for purposes of interest calculation, that you are a resident of California):

•	20% of the aggregate exercise price = 20% X (1,000 X $2.00) = $400.

•	Plus interest at 7% per year = $28.

•	For a total of $428.

In either case, you will not have any right, title or interest to the shares of common stock or options you will be surrendering upon the closing of the rescission offer, and you will only be entitled to receive the proceeds from our rescission offer.

Q: Where can I find information on how many shares and options for common stock I own that are included in this rescission offer, and the amounts applicable to me under this rescission offer?

A: Appendix A sets forth the number of shares of common stock purchasable under the option(s) granted to you, including the exercise price(s) and date(s) of grant, or if the options have been exercised, the aggregate exercise price and the number of shares of common stock issued to you upon exercise and the date(s) of exercise. Appendix A also sets forth the amount(s) applicable to you under this rescission offer.

Q: Have any officers or directors advised Lending Club whether they will participate in the rescission offer?

A: Seven of our officers and directors, who together hold 1,044,892 shares of common stock and options to purchase 11,081,780 shares of common stock, all of which shares are subject to this rescission offer, are eligible to participate in the rescission offer. We have been advised that these officers and directors do not intend to accept the rescission offer.

Q: If I do not accept the offer now, can I sell my shares?

A: If you do not accept the rescission offer, you will be able to sell the shares of common stock that are subject to the rescission offer without limitation as to the number or manner of sale; provided, however, that you will remain subject to the 180-day market standoff agreement, and any lockup arrangements resulting from Lending Club’s initial public offering on December 10, 2014, and any vesting restrictions, Lending Club Insider Trading Policy requirements and any other transfer restrictions entered into with respect to your shares. You may only sell shares received upon the exercise of vested options. Options are not transferable, although following an exercise of such option the underlying shares of common stock are transferable in accordance with the description provided above.

Q: Can I accept the rescission offer in part?

A: If you accept the rescission offer, then you must accept the rescission offer with respect to either an entire option grant or all of the shares of common stock purchased upon exercise of an option grant that has been exercised. You can accept the rescission offer in part to the extent you have received multiple option grants. For example, you can accept the rescission offer with respect to one option grant subject to the rescission offer by returning a completed signed election form with respect to that option grant (see Appendix B). In addition, you can accept the rescission offer with respect to the shares of common stock issued under one option grant subject to the rescission offer by indicating the grant date of the option underlying the shares on the election form and returning this form to us together with a stock power representing the shares you are tendering under this rescission offer.

Q: What happens if I do not return my rescission offer election form?

A: If you do not return a properly completed election form before the expiration date of our rescission offer, you will be deemed to have rejected our offer.

Q: What do I need to do now to accept or reject the rescission offer?

A: To accept or reject the rescission offer, you must complete and sign the accompanying election form and return it in the enclosed return envelope to Lending Club, to the attention of Debbie Tsoi-A-Sue, Director, Equity, Lending Club Corporation, 71 Stevenson Street, Suite 300, San Francisco, CA 94105, as soon as practical but in no event later than 5:00 pm Pacific Daylight time on July 15, 2015. If you are accepting the rescission offer, please also include in your return envelope the following:

•	Common Stock. With respect to any sales of shares of common stock that you want us to rescind, (i) a completed and signed election form (see Appendix B) and (ii) a stock power with a Medallion signature guarantee representing the shares you are surrendering in this rescission offer (see Appendix C).

•	Options. With respect to any grants of options that you are surrendering in this rescission offer, a completed and signed election form (see Appendix B). Please indicate on your election form the grant date of the option that you are surrendering for rescission and the number of shares underlying the option.

Q: Can I change my mind after I have mailed my signed election form?

A: Yes. You can change your decision about accepting or rejecting our rescission offer at any time before the expiration date. You can do this by completing and submitting a new election form. Any new election forms must be received by us prior to the expiration date in order to be valid. We will not accept any election forms after the expiration date.

Q: What remedies or rights do I have now that I will not have after the rescission offer?

A: The state remedies and statutes of limitations vary and depend upon your state of residence at the time you purchased the shares or received the option grant. The following is a summary of the statutes of limitations and the effect of the rescission offer for the Rescission States. This summary is not complete. For a more detailed description of the various state laws governing rescission rights in the Rescission States, see “Rescission Offer—Effect of Rescission Offer.”

California	Certain options and shares issued pursuant to the 2007 Stock Incentive Plan may have been granted or issued in violation of the California Corporate Securities Law. Generally, the California statute of limitations for noncompliance with the requirement to qualify securities under the California Corporate Securities Law is the earlier of two years after the noncompliance occurred, or one year after discovery of the facts constituting such noncompliance. Regardless, if the shares or options that are the subject of the rescission offer were issued from California, you will no longer have any right of rescission or repurchase with respect to these securities under Section 25503 of the California Corporate Securities Law after the expiration of our rescission offer. However, your right of action, if any, under Sections 25500, 25501 and 25502 of the California Corporate Securities Law and under common law, is not necessarily foreclosed by acceptance or rejection of the rescission offer made by this federal offering circular. Additionally, if the consideration you paid was other than monetary or if the offer is of rescission (pursuant to Section 25507(b) (2) of the California Corporate Securities Law), and if you reject the offer on the ground that it does not accord you the damages payable under Section 25503 of the California Corporate Securities Law or that the rescission offered does not place you back in the same position as before the transaction, then you shall not be barred from commencing an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they related to that section).

Connecticut	We did not register certain option grants and common stock issuances pursuant to these stock plans under the Connecticut Uniform Securities Act, nor did we take affirmative steps to ensure the availability to us of any exemption from registration provided in Section 36b-21 of the Connecticut Uniform Securities Act. Consequently, these options and shares may have been issued in violation of the Connecticut Uniform Securities Act. Generally, the Connecticut statute of limitations for securities laws violations is two years from the date of the contract of sale relating to the noncompliant securities issuance. Regardless, if the options or shares were issued to you in Connecticut, you will no longer have any right of rescission under Connecticut law after the expiration of our rescission offer.

Florida	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the Florida Securities and Investor Protection Act, nor did we take affirmative steps to ensure the availability to us of any exemption from registration provided in Section 517.061(15) of the Florida Securities and Investor Protection Act. Consequently, these options and shares may have been issued in violation of the Florida Securities and Investor Protection Act. Generally, the statute of limitations for Florida securities laws violations is five years after the sale of the noncompliant securities. Regardless, if the options or shares were issued to you in Florida, you will no longer have any right of rescission under Florida law after our rescission offer.

Illinois	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the Illinois Securities Law of 1953, nor did we take affirmative steps to ensure the availability to us of any exemption from registration provided in Section 5/3(N) of the Illinois Securities Law of 1953. Consequently, these options and shares may have been issued in violation of the Illinois Securities Law of 1953. Generally, the statute of limitations for Illinois securities laws violations is three years after the sale of the noncompliant securities. Regardless, if the options or shares were issued to you in Illinois, you will no longer have any right of rescission under Illinois law after our rescission offer.

Indiana	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the Indiana Uniform Securities Act, nor did we take affirmative steps to ensure the availability to us of any exemption from registration provided in Section 23-19-2-2(21) of the Indiana Uniform Securities Act. Consequently, these options and shares may have been issued in violation of the Indiana Securities Act. Generally, the statute of limitations for Indiana securities laws violations is three years after the discovery by the purchaser of the violation. Regardless, if the options or shares were issued to you in Indiana, you will no longer have any right of rescission under Indiana law after our rescission offer.

Massachusetts	We did not register certain option grants and common stock issuances pursuant to our stock plans under the Massachusetts Uniform Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 402 of the Massachusetts Uniform Securities Act. Consequently, these options and shares may have been issued in violation of the Massachusetts Uniform Securities Act. Generally, the statute of limitations for Massachusetts securities laws violations is four years after the discovery by the person bringing the action of a violation of Massachusetts securities laws. Regardless, if the shares or options were issued to you in Massachusetts, you will no longer have any right of rescission under Massachusetts law after the expiration of our rescission offer.

Michigan	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the registration requirements of Section 451.701 of the Michigan Uniform Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided under the Michigan Uniform Securities Act. Consequently, these options and shares may have been issued in violation of the Michigan Uniform Securities Act. Generally, the statute of limitations for Michigan securities laws violations is two years after the sale of the noncompliant securities. Regardless, if the options or shares were issued to you in Michigan, you will no longer have any right of rescission under Michigan law after the expiration of our rescission offer.

New Hampshire	We did not register certain option grants and common stock issuances pursuant to our stock plans under the New Hampshire Uniform Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 421-B:17 of the New Hampshire Uniform Securities Act. Consequently, these options and shares may have been issued in violation of the New Hampshire Uniform Securities Act. Generally, the statute of limitations for New Hampshire securities laws violations is six years after the purchase of the noncompliant securities. Regardless, if the shares or options were issued to you in New Hampshire, you will no longer have any right of rescission under New Hampshire law after the expiration of our rescission offer.

New Jersey	We did not register certain option grants and common stock issuances pursuant to our stock plans under the New Jersey Uniform Securities Law (1997), nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 49:3-50 of the New Jersey Uniform Securities Law. Consequently, these options and shares may have been issued in violation of the New Jersey Uniform Securities Law. Generally, the statute of limitations for New Jersey securities laws violations is the later of two years after the purchase of the noncompliant securities or two years after the purchaser knew or should have known about the violation. Regardless, if the shares or options were issued to you in New Jersey, you will no longer have any right of rescission under New Jersey law after the expiration of our rescission offer.

New York	We were required to apply for an exemption from the broker-dealer registration and securities issuance requirements with the State of New York to issue the shares and/or options to you without registration or qualification. Because of our failure to apply for an exemption, you have three years to seek a remedy for our failure to register. If shares or options were issued to you in New York, you do not have a right of rescission under New York law. We believe the rescission offer will foreclose any other remedy you may have under New York law for our failure to apply for an exemption and we are not aware of any statutory rights of action you may have under New York law because of our failure to apply for an exemption.

Ohio	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the registration requirements of Section 1707.06 of the Ohio Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 1707.03 of the Ohio Securities Act. Consequently, these options and shares may have been issued in violation of the Ohio Securities Act. Generally, the statute of limitations for Ohio securities laws violations is the earliest of five years after the actual violation, or two year after the purchasers knew or had reason to know about the violation. Regardless, if the options or shares were issued to you in Ohio, you will no longer have any right of rescission under Ohio law after the expiration of our rescission offer.

Pennsylvania	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the registration requirements of Section 201 of the Pennsylvania Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Sections 202 and 203 of the Pennsylvania Securities Act. Consequently, these options and shares may have been issued in violation of the Pennsylvania Securities Act. Generally, the statute of limitations for Pennsylvania securities laws violations is the earliest of two years after the actual violation, one year after receiving actual knowledge of the violation or one year after the violation should have been reasonably discovered. Regardless, if the options or shares were issued to you in Pennsylvania, you will no longer have any right of rescission under Pennsylvania law after the expiration of our rescission offer.

Puerto Rico	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the registration requirements of Section 871 of the Puerto Rico Uniform Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 882 of the Puerto Rico Securities Act. Consequently, these options and shares may have been issued in violation of the Puerto Rico Securities Act. Generally, the statute of limitations for Puerto Rico securities laws violations is two years after the actual violation. Regardless, if the options or shares were issued to you in Puerto Rico, you will no longer have any right of rescission under Puerto Rico law after the expiration of our rescission offer.

Rhode Island	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the registration requirements of Section 7-11-301(1) of the Rhode Island Uniform Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 7-11-401 of the Rhode Island Uniform Securities Act. Consequently, these options and shares may have been issued in violation of the Rhode Island Uniform Securities Act. Generally, the statute of limitations for Rhode Island securities laws violations is the earliest of three years after the actual violation, one year after receiving actual knowledge of the violation or one year after the violation should have been reasonably discovered. Regardless, if the options or shares were issued to you in Rhode Island, you will no longer have any right of rescission under Rhode Island law after the expiration of our rescission offer.

Tennessee	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the registration requirements of Section 48-1-104 of the Tennessee Securities Act of 1980, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 48-1-103(b)(9) of the Tennessee Securities Act. Consequently, these options and shares may have been issued in violation of the Tennessee Securities Act. Generally, the statute of limitations for Tennessee securities laws violations is the earliest of five years after the actual violation, two years after receiving actual knowledge of the violation or two years after the violation should have been reasonably discovered. If the options or shares were issued to you in Tennessee, it is unclear whether you will have any right of rescission under Tennessee law after the expiration of our rescission offer.

Texas	We did not register certain option grants and common stock issuances pursuant to our stock plans that are subject to the rescission offer under the registration requirements of Section 581-7 of the Texas Securities Act, nor did we take affirmative steps to ensure the availability of any exemption from registration provided in Section 581-5 of the Texas Securities Act. Consequently, these options and shares may have been issued in violation of the Texas Securities Act. Generally, the statute of limitations for Texas securities laws violations is three years after the sale of the unregistered, noncompliant securities. Regardless, if the options or shares were issued to you in Texas, you will no longer have any right of rescission under Texas law after the expiration of our rescission offer.

Virginia	We did not register certain option grants and common stock issuances pursuant to these stock plans under the Virginia Securities Act, nor did we take affirmative steps to ensure the availability to us of any exemption from registration provided in Section 40-150 of the Virginia Securities Act. Consequently, these options and shares may have been issued in violation of the Virginia Securities Act. Generally, the Virginia statute of limitations for securities laws violations is two years after the transaction relating to the noncompliant securities issuance. Regardless, if the options or shares were issued to you in Virginia, you will no longer have any right of rescission under Virginia law after the expiration of our rescission offer.

In the event any holders of our options or shares have a right to rescission pursuant to federal law, the statute of limitations is generally one year from the date such options were granted.

Regardless of whether you accept the rescission offer, we believe that any remedies you may have after the rescission offer expires would not be greater than an amount you would receive if you were to accept the rescission offer.

Q: If I accept the rescission offer, will Lending Club withhold any taxes?

A: We will withhold a portion of your payment at the applicable tax withholding rate. We strongly urge you to consult with your tax advisor as to the tax consequences of accepting or rejecting the rescission offer.

Q: How will the rescission offer be funded?

A: The rescission offer will be funded from our existing cash balances.

Q: Who can help answer my questions?

A: You can call Stock Administration at Lending Club, at (415) 632-5600 or send an e-mail to Stock Administration at RescissionOffer@lendingclub.com, with questions about the rescission offer.

Q: Where can I get more information about Lending Club?

A: You can obtain more information about Lending Club from the filings we make from time to time with the SEC. These filings are available on the SEC’s website at www.sec.gov.

SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this offering circular and in the documents incorporated by reference. This summary does not contain all of the information you should consider before deciding whether to accept or reject the rescission offer. You should read this entire offering circular carefully, including the sections titled “Risk Factors” and other documents incorporated by reference in this offering circular, before making a decision.

LENDINGCLUB CORPORATION

Lending Club is the world’s largest online marketplace for connecting borrowers and investors. We believe a technology-powered online marketplace is a more efficient mechanism to allocate capital between borrowers and investors than the traditional banking system. Consumers and small business owners borrow through Lending Club to lower the cost of their credit and enjoy a better experience than traditional bank lending. Investors use Lending Club to earn attractive risk-adjusted returns from an asset class that has generally been closed to many investors and only available on a limited basis to institutional investors.

We are making the rescission offer for an aggregate of approximately 4,850,325 shares of common stock issued and outstanding under our 2007 Stock Incentive Plan (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer), and options outstanding under this plan to purchase 35,619,512 shares of common stock.

We were incorporated in Delaware as SocBank Corporation in October 2006 and changed our name to LendingClub Corporation in November 2006. Unless expressly indicated or the context requires otherwise, the terms “Lending Club,” “company,” “we,” “us,” and “our” in this offering circular refer to LendingClub Corporation, a Delaware corporation, and, where appropriate, its wholly owned subsidiaries. Our principal executive offices are located at 71 Stevenson Street, Suite 300, San Francisco, California 94105, and our telephone number is (415) 632-5600. Our website address is www.lendingclub.com. The information on or that can be accessed through our website is not part of this offering circular.

LendingClub Corporation, the Lending Club logo and other Lending Club formative marks are trademarks of LendingClub Corporation in the United States. This offering circular also includes other trademarks of Lending Club and trademarks of other persons. Other trademarks, service marks or trade names appearing in this offering circular are the property of their respective owners.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this offering circular before making a decision to accept or reject our rescission offer. The risks and uncertainties described below or in the documents incorporated by reference include the material risks known to us. While we believe we have disclosed all known material risks, it is possible that these may not be the only ones we face. If any of the risks actually occur, our business, financial condition, operating results and prospects could be materially and adversely affected.

Risks Related to the Rescission Offer

The amount you would receive in the rescission offer will be less than the fair market value of our common stock.

The amount you would receive in the rescission offer is fixed and is not tied to the fair market value of our common stock at the time the rescission offer closes. On May 29, 2015, the closing price of our common stock on the New York Stock Exchange was $19.21 per share. As a result, if you accept the rescission offer, you will receive less than the fair market value of the securities you would be tendering to us.

If you do not accept the rescission offer, your shares and the shares you receive from the exercise of your options will remain subject to certain contractual restrictions and may also be subject to limitation on resales.

If you affirmatively reject the rescission offer or fail to accept the rescission offer before the expiration of the rescission offer, you will remain subject to any applicable terms and conditions of any agreement under which your shares were issued or otherwise relating to your shares. In addition, you will remain subject to the 180-day market standoff agreements and lockup arrangements from our initial public offering in December 2015 and any other transfer restrictions entered into with respect to your shares.

You are currently able to sell the shares of common stock that are subject to the rescission offer without limitation as to the number or manner of sale. However, an active or liquid market in our common stock may not be sustainable, which could adversely affect your ability to sell your shares and could depress the market price of our common stock. After the expiration of these transfer restrictions, you may only resell shares acquired upon exercise of vested options; shares underlying unvested options may not be resold.

We may continue to have potential liability even after this rescission offer is made.

Certain options we granted during the period from July 2012 through October 2014, or during the periods specified on the addendum to this offering circular with respect to residents of certain states, may not have been exempt from the registration or qualification requirements under the securities laws of California and other states. In addition, certain shares issued upon exercise of options granted during this period may not have been exempt from the registration and qualification requirements under the Securities Act of 1933 and under those state securities laws that require compliance with the Securities Act of 1933 in order to have an exemption. In order to address these issues, we are making the rescission offer to the holders of any outstanding options and shares described in this offering circular (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer). However, the Securities Act of 1933 does not provide that a rescission offer will extinguish a holder’s right to rescind the grant of an option or the issuance of shares that were not registered or exempt from the registration requirements under the Securities Act of 1933. Consequently, should any recipients of our rescission offer reject the offer, expressly or impliedly, we may remain liable under the Securities Act of 1933 for the purchase price of the options and shares that are subject to the rescission offer. Additionally, a holder’s right of action, if any, under Sections 25500, 25501 and 25502 of the California Corporate Securities Law and under common law, is not necessarily foreclosed by a holder’s acceptance or rejection of the rescission offer made by this federal offering circular. If the consideration paid by a holder was other than monetary or if the offer is of rescission (pursuant to Section 25507(b) (2) of the California Corporate Securities Law), and if the holder rejects the offer on the ground that it does not accord him or her the damages payable under Section 25503 of the California Corporate Securities Law or that the rescission offered does not place the holder back in the same position as before the transaction, then the holder shall not be barred from commencing an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they related to that section).

If you are a stockholder who acquired shares of our common stock by exercising options under the 2007 Stock Incentive Plan, it is possible that you may continue to have rights under common law or fraud in the state in which the potential securities violation with respect to your shares occurred. In addition, it is possible that an optionholder could argue that the offer to rescind the issuance of outstanding options for an amount equal to 20% of the aggregate exercise price, plus interest, does not represent an adequate remedy for the potential violation of the applicable securities laws in connection with the issuance of the option. If a court were to impose a greater remedy, our liability as a result of the potential securities violations would be higher.

Our directors, executive officers and principal stockholders will continue to have substantial control over us after this rescission offer and could delay or prevent a change in corporate control.

As of December 31, 2014, our directors, executive officers and holders of more than 5% of our common stock, together with their affiliates, beneficially own, in the aggregate, 52.9% of our outstanding common stock. If this offer is accepted by each of the holders of common stock subject to this offer, except for our directors, executive officers and holders of more than 5% of our common stock, such holders will beneficially own, in the aggregate, 53.4% of our outstanding common stock. These stockholders, acting together, have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, have the ability to control the management and affairs of our company.

Substantial blocks of our total outstanding shares may be sold into the market when “lock-up” or “market standoff” periods end following completion of our initial public offering. If there are substantial sales of shares of our common stock, the price of our common stock could decline.

The price of our common stock could decline if there are substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, or if there is a large number of shares of our common stock available for sale. In connection with our initial public offering, all of our security holders entered into market standoff agreements with us restricting the sale of any shares of our common stock or entered into lock-up agreements with the underwriters under which they have agreed, subject to certain exceptions, not to sell any shares of our common stock until June 9, 2015. Beginning on that date, subject to extension under certain circumstances, approximately 303 million shares of our common stock will become eligible for sale in the public market pursuant to Rule 144 or as a registered security, of which approximately 193 million shares will be held by affiliates and subject to the volume and other restrictions of Rule 144.

Shares held by directors, executive officers and other affiliates are subject to volume limitations under Rule 144 under the Securities Act. Our underwriter, Morgan Stanley & Co. LLC may, in its discretion, permit our stockholders to sell shares prior to the expiration of the restrictive provisions contained in these lock-up agreements.

Certain of our stockholders have rights, subject to some conditions, to require us to file registration statements covering their shares that we may file for ourselves or our stockholders. All of these shares are subject to market standoff or lock-up agreements restricting their sale until June 9, 2015. In addition, shares issued or issuable upon exercise of options or warrants vested as of the expiration of the lock-up agreements will be eligible for sale at that time.

The price of our common stock could decline as a result of sales of common stock in the public market at the termination of market standoff or lock-up agreements, or the perception in the market that the holders of a large number of shares intend to sell their shares.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends for the foreseeable future.

Anti-takeover provisions provided for by Delaware law may delay or prevent an acquisition of our company.

Our restated certificate of incorporation and restated bylaws contain provisions that may have the effect of delaying or preventing a change in control of us or changes in our management. The provisions, among other things:

•	establish a classified board of directors so that not all members of our board of directors are elected at one time;

•	permit only our board of directors to establish the number of directors and fill vacancies on the board;

•	provide that directors may only be removed “for cause” and only with the approval of two-thirds of our stockholders;

•	require two-thirds vote to amend some provisions in our restated certificate of incorporation and restated bylaws;

•	authorize the issuance of “blank check” preferred stock that our board of directors could use to implement a stockholder rights plan (also known as a “poison pill”);

•	eliminate the ability of our stockholders to call special meetings of stockholders;

•	prohibit stockholder action by written consent, which will require that all stockholder actions must be taken at a stockholder meeting;

•	do not provide for cumulative voting; and

•	establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us in certain circumstances.

Any provision of our restated certificate of incorporation or restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Your decision to accept or reject this rescission offer is subject to additional risks, which are contained in other documents that are incorporated into this offering circular by reference.

Prior to making an investment decision pursuant to this rescission offer, you should carefully consider, in light of your investment objectives and financial circumstances, the specific factors set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K for the year ended December 31, 2014, and quarterly report on Form 10-Q filed with the SEC, each of which is incorporated by reference into this offering circular and the applicable offering circular supplement. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular, including statements regarding our future operating results, future growth and statements other than statements of historical fact, in the sections titled “Summary,” “Risk Factors” and the “Rescission Offer,” contains forward-looking statements. Additionally, documents that are incorporated by reference into this offering circular contain forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “predict,” “plan” and “expect,” and similar expressions that convey uncertainty of future events or outcomes, are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” and elsewhere in this offering circular or in the documents incorporated by reference into this offering circular. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this offering circular to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this offering circular and the documents that we have incorporated by reference in this offering circular and have filed with the SEC as exhibits to the registration statement, of which this offering circular is a part, with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

RESCISSION OFFER

Background

From July 2012 through October 2014 (or during the periods specified on the addendum to this offering circular with respect to residents of certain states), we granted options under our 2007 Stock Incentive Plan to purchase 44,063,592 shares of our common stock with a weighted average per share exercise price of $3.38, and 35,619,512 shares remain subject to outstanding options. From July 2012 through October 2014 (or during the periods specified on the addendum to this offering circular with respect to residents of certain states), we issued 8,036,986 shares of our common stock upon the exercise of certain of these options, all of which shares remain outstanding.

We became subject to the reporting obligations of section 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act) upon the effectiveness of our registration statement for our member payment dependent notes on Form S-1 on October 10, 2008. As a result, we were no longer entitled to rely on the qualification requirements pursuant to section 25102(o) of the California Corporate Securities Law. Because we could not rely on section 25102(o) of the California Corporate Securities Law, the options we granted and the shares issued upon exercise of these options during this period may have been issued in violation of California securities laws. In July 2014, we applied for a permit for qualification from the California DBO. In connection with the review of the permit application, the California DBO has required that we make this rescission offer to certain holders of any outstanding, unexercised options or shares of common stock issued upon exercise of stock options. Accordingly, we are making the rescission offer to the approximately 598 persons who received grants of options or purchased common stock upon exercises of options under the 2007 Stock Incentive Plan (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer). If our rescission offer is accepted by all offerees, we could be required to make an aggregate payment to the holders of these options and shares of up to approximately $34.2 million, which includes statutory interest.

The rescission offer covers an aggregate of approximately 4,850,325 shares of common stock issued and outstanding under our 2007 Stock Incentive Plan (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer), and options outstanding under this plan to purchase 35,619,512 shares of common stock. These options represent all of the currently outstanding, unexercised options we granted pursuant to the 2007 Stock Incentive Plan during the period from July 2012 through October 2014 (or during the periods specified on the addendum to this offering circular with respect to residents of certain states with respect to residents of certain states) that have not been qualified under California securities laws or the securities laws of other states. In addition, these shares represent all of the shares issued upon exercise of options we granted pursuant to the 2007 Stock Incentive Plan during this period (other than options and shares returned to the 2007 Stock Incentive Plan, whether by cancellation, repurchase or otherwise). These options and shares are held by our current and former employees, including seven of our executive officers and directors, and our current and former consultants. The rescission offer will be kept open for 30 days and will be registered under the Securities Act of 1933 and qualified in each state where such qualification is required under applicable state securities laws, including the State of California.

On October 31, 2014 our common stock became a “covered security” under Section 102(a) of the National Securities Markets Improvement Act of 1996, in connection with the New York Stock Exchange authorizing our common stock for listing. Accordingly, state securities regulation with respect to our common stock is preempted by federal securities laws beginning on October 31, 2014.

Rescission Offer and Price

We are offering to rescind the sale of 4,850,325 shares of our common stock, which are held by 150 persons (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer), and the grants of options, which remain outstanding and are currently held by 555 persons, to purchase 35,619,512 shares of our common stock. This rescission offer will be made to current and former employees and consultants who received and hold outstanding, unexercised options or shares issued upon exercise of option pursuant to 2007 Stock Incentive Plan between July 2012 and October 2014 (or during the periods specified on the addendum to this offering circular with respect to residents of certain states) at prices ranging from $0.02 to $ 8.94 per share (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer). On October 31, 2014 our common stock became a “covered security” under Section 102(a) of the National Securities Markets Improvement Act of 1996, in connection with the New York Stock Exchange authorizing our common stock for listing. Accordingly, state securities regulation with respect to our common stock is preempted by federal securities laws beginning on October 31, 2014.

If you accept our rescission offer and you hold shares of our common stock, we will rescind the sale of the shares of common stock you hold that are subject to the rescission offer at the price per share paid, plus interest at the current statutory rate per year mandated by your state of residence, from the date of exercise through the date that the rescission offer expires. If you accept our rescission offer and hold unexercised options to acquire our common stock, we will rescind the grant of all unexercised options granted to you at 20% of the per share exercise price multiplied by the number of shares subject to such options, plus interest at the current statutory rate per year, from the date of grant through the date that the rescission offer expires. This rescission offer will not be made to holders of shares of our common stock which were subsequently sold by such persons at a price per share exceeding the exercise price per share.

If you accept our rescission offer, you will be entitled to receive interest at the applicable statutory interest rate per. You will not, however, be entitled to any payments for interest or otherwise unless you affirmatively elect to participate in the offer. Interest for the rescission of the sale of shares of common stock and the grant of options is calculated from the date of issuance until the rescission offer expires based on the higher of 7%, under the California Corporate Securities Law, or the legal rate of interest of the state of residence of the holder of common stock or options subject to the rescission offer. The interest rates are as follows:

State	Interest Rate	State	Interest Rate
California	7%	New York*	7%
Connecticut	6%	Ohio	12%
Florida	4.75%	Pennsylvania	12%
Illinois	10%	Puerto Rico	4.25%
Indiana	8%	Rhode Island	12%
Massachusetts	6%	Tennessee	5.25%
Michigan	6%	Texas	5%
New Hampshire	10%	Virginia	6%
New Jersey	0.25%

*	New York law does not provide a specific interest rate. For purposes of the rescission offer, we are applying the rate of interest of California (our principal place of business) to calculate the consideration to be received by New York residents who may be entitled to rescission rights.

Acceptance

You may accept the rescission offer by completing and signing the enclosed election form indicating the sales of shares and grants of options to be rescinded and delivering a stock power representing the shares you are surrendering in this rescission offer, on or before the 5:00 p.m., Pacific Daylight Time, on July 15, 2015, which date and time we refer to in this document as the expiration date. All acceptances of the rescission offer will be deemed to be effective on the expiration date and the right to accept the rescission offer will terminate on the expiration date. Acceptances or rejections may be revoked in a written notice to us, to the attention of Debbie Tsoi-A-Sue, Director, Equity, Lending Club Corporation, 71 Stevenson Street, Suite 300, San Francisco, CA 94105, which is received prior to the expiration date. Within fifteen business days after the expiration date, we will pay for any securities as to which the rescission offer has been validly accepted.

If you submit an election form after the expiration time, regardless of whether your form is otherwise complete, your election will not be accepted, and you will be deemed to have rejected our rescission offer.

Neither we nor our officers and directors make any recommendations to you with respect to the rescission offer contained herein. You are urged to read the offering circular carefully and to make an independent evaluation with respect to its terms.

IF PERSONS DESIRING TO ACCEPT THE RESCISSION OFFER INTEND TO MAKE USE OF THE MAIL TO RETURN THEIR STOCK POWERS, INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED.

Rejection or Failure to Affirmatively Accept

If you fail to accept, or if you affirmatively reject the rescission offer by so indicating on the enclosed election form, you will retain ownership of the shares and options in accordance with the terms of our stock plans and you will not receive any cash for those securities in connection with the rescission offer. Your shares will remain subject to any applicable terms and conditions of the original agreement under which they were issued and any subsequent agreement relating to such shares and options. In addition, you will remain subject to the 180-day standoff agreements, lockup arrangement, and any vesting restrictions, Lending Club Insider Trading Policy requirements and any other transfer restrictions entered into with respect to your shares. You may only sell shares received upon the exercise of vested options. Our options are not transferable, although following an exercise of such option the underlying shares of common stock are transferable in accordance with the description provided above.

Solicitation

We have not retained, nor do we intend to retain, any person to make solicitations or recommendations to you in connection with the rescission offer.

Effect of Rescission Offer

It is unclear whether the rescission offer will terminate our liability, if any, for failure to register or qualify the issuance of the securities under applicable securities laws. Accordingly, should the rescission offer be rejected by any or all offerees, we may be liable under applicable securities laws for the purchase price of these shares and the value of the options up to an aggregate amount of approximately $34.2 million, which includes statutory interest for the duration of the statute of limitations. Additionally, a holder’s right of action, if any, under Sections 25500, 25501 and 25502 of the California Corporate Securities Law and under common law, is not necessarily foreclosed by acceptance or rejection of the rescission offer made by this letter and the federal offering circular. If the consideration paid by a holder was other than monetary or if the offer is of rescission (pursuant to Section 25507(b) (2) of the California Corporate Securities Law), and if the holder rejects the offer on the ground that it does not accord him or her the damages payable under Section 25503 of the California Corporate Securities Law or that the rescission offered does not place the holder back in the same position as before the transaction, then the holder shall not be barred from commencing an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they related to that section).

If you are a stockholder who acquired shares of our common stock by exercising options under the 2007 Stock Incentive Plan, it is possible that you may continue to have rights under common law or fraud in the state in which the potential securities violation with respect to your shares occurred. In addition, it is possible that an optionholder could argue that the offer to rescind the issuance of outstanding options for an amount equal to 20% of the aggregate exercise price, plus interest, does not represent an adequate remedy for the potential violation of the applicable securities laws in connection with the issuance of the option. If a court were to impose a greater remedy, our liability as a result of the potential securities violations would be higher.

Regardless of whether you accept the rescission offer, we believe that any remedies you may have after the rescission offer expires would not be greater than an amount you would receive in the rescission offer.

Below is a discussion of our contingent liability in each state where we may have potential securities laws violations resulting from our issuance of the shares, and our grants of the options relating to the shares, which are covered by the rescission offer. Each state has different laws with respect to rights under common law and fraud and the following discussion of state law does not relate to the antifraud provisions of applicable securities laws or rights under common law or equity.

California

Under California law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the California Corporate Securities Law. The purchaser may sue to recover the consideration paid for such securities with interest at 7% per year, less the amount of any income received from ownership of the securities, upon the tender of such securities at any time prior to the earlier of the two year anniversary of the noncompliance with the registration or qualification requirements or the one year anniversary of the discovery by the purchaser of the facts constituting such noncompliance.

However, we may terminate the rights of the purchasers to seek additional remedies under the California Corporate Securities Law by making a written rescission offer before suit is commenced by the purchaser, approved as to form by the California Commissioner of Corporations where the offer:

•	states the respect in which liability under the registration or qualification requirements may have arisen;

•	offers to rescind the sale of the securities for a cash price, including interest, payable upon delivery of the securities or offering to pay the purchaser an amount in cash equal in either case to the amount recoverable by the purchaser, or offering to rescind the transaction by putting the parties back in the same position as before the transaction;

•	provides that such offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of receipt of the offer unless rejected earlier during such periods by the purchaser;

•	sets forth the provisions of the rescission offer requirements under the California Corporate Securities Law;

•	states that the offeree’s right of action under certain sections of the California Corporate Securities Law is not necessarily foreclosed by acceptance or rejection of the offer; and

•	contains such other information as the California Commissioner of Corporations may require by rule or order.

If the purchaser fails to accept such offer in writing within the specified time period of not less than 30 days after the date of receipt of the offer, that purchaser will no longer have any right of rescission under California law.

Connecticut

Under Connecticut law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Connecticut Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at 8% per year from the date of payment, costs and reasonable attorneys’ fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the date of the contract of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Connecticut Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 6% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within thirty days of its receipt, that purchaser will no longer have any right of rescission under Connecticut law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Connecticut law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Connecticut Uniform Securities Act.

Florida

Under Florida law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Florida Securities and Investor Protection Act. The purchaser may sue to recover the consideration paid for such securities, together with interest at 4.75% per year from the date of payment, costs and reasonable attorneys’ fees, less any income or other amounts received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the five year anniversary of the date of sale of the securities.

However, we may terminate the rights of the purchasers to seek additional remedies under the Florida Securities and Investor Protection Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 4.75% from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Florida law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Florida Securities and Investor Protection Act.

Illinois

Under Illinois law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Illinois Securities Law of 1953. The purchaser may sue to recover the consideration paid for such securities, together with interest at 10% per year from the date of payment, costs and reasonable attorneys’ fees, less any income or other amounts received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the three year anniversary of the date of sale of the securities. The purchaser shall give notice of his or her election to void the sale to each person from whom recovery is sought within 6 months after the purchaser has knowledge that the sale of the securities to him or her is voidable.

However, we may terminate the rights of the purchasers to seek additional remedies under the Illinois Securities Law of 1953 by making a written rescission offer, before suit, to refund the consideration paid together with interest at 10% from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 15 days of its receipt, that purchaser will no longer have any right of rescission under Illinois law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Illinois Securities Law of 1953.

Indiana

Under Indiana law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Indiana Uniform Securities Act. The purchaser may sue to recover the consideration paid for such securities, together with interest at 8% per year from the date of payment, costs and reasonable attorneys’ fees, less any income or other amounts received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the three year anniversary of the date of discovery by the purchaser of a violation.

However, we may terminate the rights of the purchasers to seek additional remedies under the Indiana Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 8% from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Indiana law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Indiana Uniform Securities Act.

Massachusetts

Under Massachusetts law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Massachusetts Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at 6% per year from the date of payment, costs and reasonable attorneys’ fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the four year anniversary of the discovery by the person bringing the action of a violation of the Massachusetts Uniform Securities Act.

However, we may terminate the rights of the purchasers to seek additional remedies under the Massachusetts Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 6% per year from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Massachusetts law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Massachusetts law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Massachusetts Uniform Securities Act.

Michigan

Under Michigan law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Michigan Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at 6% per year from the date of payment, costs and reasonable attorneys’ fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the one year anniversary of the contract of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Michigan Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at 6% per year from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Michigan law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Michigan law unless the purchaser rejects the offer in writing within 30 days of its receipt. The rescission offer shall not be made until 45 days after the date of sale of the securities and acceptance or rejection of the offer will not be binding until 48 hours after receipt by the issuer.

The issuer must provide the purchaser with documents making full written disclosure about the financial and business condition of the issuer and the financial and business risks associated with the retention of the securities, concurrently with the written rescission offer. The rescission offer must recite the applicable provisions of the Michigan Uniform Securities Act and will not be valid unless the issuer substantiates in the disclosure documents that it has the ability to fund the offering.

We believe that this rescission offer complies in all material respects with the rescission offer requirements of the Michigan Uniform Securities Act.

New Hampshire

Under New Hampshire law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the New Hampshire Uniform Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at the rate of 10% per year from the date of payment, costs and reasonable attorneys’ fees, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the six year anniversary of the purchase of the securities.

However, we may terminate the rights of the purchasers to seek additional remedies under the New Hampshire Uniform Securities Act by making a written rescission offer, before suit, to refund the consideration paid with interest at 10% from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under New Hampshire law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the New Hampshire Uniform Securities Act.

New Jersey

Under New Jersey law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the New Jersey Uniform Securities Law (1997). The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at the rate of 0.25% per year from the date of payment and costs, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the later of the two year anniversary of the contract of sale or the two year anniversary of when the purchaser knew or should have known of the existence of the noncompliance with the registration requirements.

However, we may terminate the rights of the purchasers to seek additional remedies under the New Jersey Uniform Securities Law by making a written rescission offer, before suit, to refund the consideration paid with interest at the 0.25% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under New Jersey law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under New Jersey law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the New Jersey Uniform Securities Law.

New York

Under New York law, there is no requirement to register or qualify securities, and there is no provision for rescission offers. Accordingly, the rescission offer is being made with respect to individuals who purchased shares of our common stock in New York, pursuant only to federal rights of rescission. The acceptance or non-acceptance of the rescission offer by these individuals will have no effect under New York law.

Ohio

Under Ohio law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Ohio Securities Act. The purchaser may sue to recover the consideration paid for such securities, together with interest at the rate of 3% per year from the date of payment and taxable court fees (unless the court determines that the violation did not materially affect the protection contemplated by the violated provision), less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the five year anniversary of the purchase of the securities.

However, we may terminate the rights of the purchasers to seek additional remedies under the Ohio Securities Act by making a written rescission offer, before suit, to refund the consideration paid with interest at 12% (the highest rate offered in the rescission offer) from the date of payment, less the amount of any income received on the securities. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Ohio law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Ohio Securities Act.

Pennsylvania

Under Pennsylvania law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Pennsylvania Securities Act of 1972. The purchaser may sue either at law or in equity to recover the consideration paid for such securities with interest at 3% per year from the date of payment, less the amount of any income or distributions received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the earliest of (1) the two year anniversary of the noncompliance with the registration requirements, (2) the one year anniversary of receiving actual knowledge of the noncompliance or (3) the one year anniversary of when the noncompliance should have been reasonably discovered.

However, we may terminate the rights of the purchasers to seek additional remedies under the Pennsylvania Securities Act of 1972 by making a written rescission offer, before suit, where the offer:

•	states the respect in which liability under the registration or qualification requirements may have arisen and fairly advises the purchaser of his or her rights;

•	offers to repurchase the securities for cash, payable on delivery of the securities, equal to the consideration paid, plus interest at 12% per year (the highest rate offered in the rescission offer) from the date of payment, less the amount of any income or distributions, in cash or in kind, received thereon or, if the purchaser no longer owns the securities, offers to pay the purchaser an amount in cash equal to the amount that would be recoverable upon a tender, less the value of the securities when the purchaser disposed of them, plus interest at 12% per year (the highest rate offered in the rescission offer) from the date of disposition; and

•	states that the offer may be accepted by the purchaser at any time within a specified period of not less than 30 days after the date of its receipt by the purchaser or such shorter period as the commission may by rule prescribe.

If the purchaser fails to accept such offer in writing within the specified time period of not less than 30 days after the date of its receipt, that purchaser will no longer have any right of rescission under Pennsylvania law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Pennsylvania Securities Act of 1972.

Puerto Rico

Under Puerto Rico law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Puerto Rico Uniform Securities Law. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at the rate of 4.25% per year from the date of payment and costs, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the later of the two year anniversary of the contract of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Puerto Rico Securities Law by making a written rescission offer, before suit, to refund the consideration paid with interest at the 4.25% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Puerto Rico law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Puerto Rico law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Puerto Rico Uniform Securities Law.

Rhode Island

Under Rhode Island law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Rhode Island Uniform Securities Law. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at the rate of 12% per year from the date of payment and costs, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the later of the three year anniversary of the contract of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Rhode Island Uniform Securities Law by making a written rescission offer, before suit, which provides:

•	the respect in which liability may have arisen and fairly advising the purchaser of the purchaser’s right of rescission;

•	financial and other information necessary to correct any material misstatements or omissions in the information which was required to be furnished to the purchaser as of the time of the sale of the security to the purchaser;

•	an offer to repurchase the security for cash, payable on delivery of the security equal to the consideration paid, plus interest at the legal rate of 12%, less income received on the security, or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages; and

•	that the offer may be accepted by the purchaser within thirty (30) days after the date of its receipt by the purchaser or any shorter period, not less than three (3) days prescribed by order.

If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Rhode Island law unless the purchaser rejects the offer in writing within 30 days of its receipt.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Rhode Island Uniform Securities Law.

Tennessee

Under Tennessee law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Tennessee Securities Act of 1980. The purchaser may sue to recover the consideration paid for such securities, together with interest at the rate of 5.25% per year from the date of payment and costs, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the later of the five year anniversary of the contract of sale.

If the options or shares were issued to you in Tennessee, it is unclear whether you will have any right of rescission under Tennessee law after the expiration of our rescission offer. We believe this rescission offer complies in all material respects with the rescission offer requirements of the Tennessee Securities Act of 1980.

Texas

Under Texas law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Texas Securities Act. The purchaser may sue to recover the consideration paid for such securities, together with interest at the rate of 5% per year from the date of payment, less the amount of any income received on the securities, or for damages if the purchaser no longer owns the securities, at any time prior to the three year anniversary of the date of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Texas Securities Act by making a written rescission offer, before suit, where the offer:

•	includes financial and other information material to the purchaser’s decision whether to accept the offer, and does not contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading;

•	offers to refund the consideration paid, plus interest at 5% per year from the date of payment, less the amount of any income or distributions received on the securities or if the purchaser no longer owns the securities, offers to pay the consideration paid, plus interest at 5% per year from the date of payment, less the greater of (1) the value of the securities at the time of disposition plus the amount of any income received on the securities or (2) the actual consideration received on the disposition plus the amount of any income received on the securities;

•	states the amount of the offer, which shall be given (1) so far as practicable in terms of a specified number of dollars and a specified rate of interest for a period starting at a specified date, and (2) so far as necessary, in terms of specified elements (such as the value of the security when it was disposed of by the offeree) known to the offeree but not to the offeror, which are subject to the furnishing of reasonable evidence by the offeree;

•	states the name and address of the bank where the amount of the offer will be paid;

•	states that the offeree will receive the amount of the offer within a specified number of days (not more than 30) after receipt by the bank, in form reasonably acceptable to the offeror, and in compliance with the instructions in the offer, of (1) the securities, if the offeree still owns them, or evidence of the fact and date of disposition if he or she no longer owns them and (2) evidence, if necessary, of elements (such as the value of the securities when they were disposed of by the offeree) known to the offeree but not to the offeror, which are subject to the furnishing of reasonable evidence by the offeree;

•

states conspicuously that the offeree may not sue on his or her purchase unless (1) he or she accepts the offer but does not receive the amount of the offer, in which case he or she may sue within the time allowed by Section 33H(1)(a) of the Texas Securities Act or (2) he or she rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his or her right to sue, in which case he or she may sue within one year after he or she so rejects; and

•	states in reasonable detail, the nature of the violation of the Texas Securities Act that occurred or may have occurred.

In addition, the offeror must deposit funds in escrow in a state or national bank doing business in Texas (or in another bank approved by the Securities Commissioner of Texas) or receive an unqualified commitment from such a bank to furnish funds sufficient to pay the amount offered. If the purchaser fails to accept such offer within 30 days of its receipt, that purchaser will no longer have any right of rescission under Texas law unless the purchaser rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his or her right to sue. The purchaser may not sue the offeror more than one year after the purchaser so rejected a rescission offer meeting the requirements of the Texas Securities Act.

Virginia

Under Virginia law, an issuer is civilly liable to a purchaser of its securities sold in violation of the registration or qualification requirements of the Virginia Securities Act. The purchaser may sue either at law or in equity to recover the consideration paid for such securities, together with interest at 6% per year from the date of payment, costs and reasonable attorneys’ fees, less the amount of any income received on the securities, or for the substantial equivalent in damages if the purchaser no longer owns the securities, at any time prior to the two year anniversary of the date of the contract of sale.

However, we may terminate the rights of the purchasers to seek additional remedies under the Virginia Securities Act by making a written rescission offer, before suit, to refund the consideration paid together with interest at an annual rate of 6% from the date of payment, less the amount of any income received on the securities. If the purchaser owns the securities and fails to accept such offer within thirty days of its receipt, that purchaser will no longer have any right of rescission under Virginia law. If the purchaser receives such offer at a time when the purchaser does not own the securities, that purchaser will no longer have any right of rescission under Virginia law.

We believe this rescission offer complies in all material respects with the rescission offer requirements of the Virginia Securities Act.

Funding the Rescission Offer

The rescission offer will be funded from our existing cash balances.

Directors, Officers and Major Stockholders

Seven of our officers and directors, who together hold 1,044,892 shares of common stock and options to purchase 11,081,780 shares of common stock, all of which shares are subject to rescission, are eligible to participate in the rescission offer. We have been advised that these officers and directors do not intend to accept the rescission offer.

USE OF PROCEEDS

We will receive no net proceeds from the Rescission Offer.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Tax Consequences of the Rescission Offer

The following are the material U.S. federal income tax consequences of the proposed rescission offer to our stockholders and option holders whose stock or options are rescinded pursuant to the rescission offer. However, this discussion does not address all income tax considerations that may be relevant to you in light of your individual circumstances, including if you are a not a U.S. person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (Code)), if you are a person who is not an individual or a person subject to the alternative minimum tax provisions of the Code or the Medicare tax on net investment income. In addition, we do not address the tax consequences of the rescission offer to persons holding shares that are unvested or shares that are subject to hedging, conversion or constructive sale transactions. Finally, we do not address any foreign, state or local tax or any non-income tax considerations. ACCORDINGLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE RESCISSION OFFER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO YOU OF THE RESCISSION OFFER.

Redemption of Shares

For U.S. federal income tax purposes, the rescission offer with respect to shares of our common stock is intended to constitute a taxable redemption of shares for cash, with the redemption price equal to the amount paid for such shares (and including any interest paid to you with respect to the original purchase price of such shares). However, the law applicable to the rescission offer is unclear, and we have not received a ruling from the Internal Revenue Service (IRS) or opinion of counsel to that effect. The IRS is not precluded from successfully asserting a contrary position or otherwise recharacterizing the transaction in whole or in part. For example, the IRS may characterize our rescission offer as the return of the original purchase price, which would be nontaxable, plus the payment of interest, which would be taxable as ordinary income.

Assuming that our treatment of the rescission offer as a taxable redemption is correct, the amount and character of gain or loss recognized by a person who accepts the rescission offer will depend upon whether the shares held by such person were acquired pursuant to the exercise of an incentive stock option or the exercise of a nonstatutory stock option.

Redemption of Shares Received Upon Exercise of Options Generally

The following is a brief summary of the effect of U.S. federal income tax laws upon options, based upon U.S. federal income tax laws in effect on the date of the rescission offer.

This summary is not intended to be exhaustive and does not discuss the tax consequences of your death or the provisions of any income tax laws of any municipality, state or foreign country in which you may reside. You should consult your own tax advisor regarding the taxation of these options.

Incentive Stock Options. If shares were issued to you pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of the shares is made by you within two years after the date of grant or within one year after the issuance of such shares to you, including pursuant to the rescission offer, then the redemption rules of Section 302 of the Code should apply to determine whether you recognize capital gain, capital loss, or dividend income. Under Section 302 of the Code, a redemption of shares will be treated as a sale or exchange, and you would recognize capital gain or loss based on the difference between the amount paid and your tax basis of the shares, if:

•	the redemption results in a complete redemption of your interest in shares of Lending Club common stock and options to acquire Lending Club stock under Section 302(b)(3) of the Code, which would occur if either (1) all of the shares actually and constructively owned by you are sold pursuant to the rescission offer or (2) all of the shares actually owned by you are sold pursuant to the rescission offer and you are eligible to waive and effectively waive constructive ownership of shares under procedures described in Section 302(c) of the Code; or

•	it is substantially disproportionate with respect to you under Section 302(b)(2) of the Code, which would occur if (1) the percentage of our voting stock and common stock owned by you immediately after the repurchase, taking into account all shares purchased by us pursuant to the rescission offer, equals less than 80% of the percentage of our voting stock owned by you immediately before the repurchase and (2) after the repurchase, you own less than 50% of the total combined voting power of all classes of our stock entitled to vote; or

•	it is not essentially equivalent to a dividend with respect to you under Section 302(b)(1) of the Code, which would occur if, in light of your individual circumstances, including your relative interest in Lending Club, your sale of shares pursuant to the rescission offer results in a meaningful reduction of your interest in Lending Club, after taking into account all shares repurchased by us in the rescission offer. This test may be satisfied irrespective of your failure to satisfy the complete redemption and substantially disproportionate tests.

In determining whether any of the redemption tests are satisfied, you must take into account not only shares that are actually owned by you but also shares that are constructively owned by you under the rules of Section 318 of the Code. Under Section 318 of the Code, you may constructively own shares actually owned, and in some cases constructively owned, by certain related individuals and entities, as well as shares that you have the right to acquire by the exercise of an option, warrant, or a conversion right. Contemporaneous or related transactions in stock or stock rights of Lending Club also may affect the application of the redemption tests.

The redemption tests are applied on a stockholder-by-stockholder basis. If a repurchase does not satisfy any of the redemption tests, we will treat the payment of the proceeds from the sale as a dividend distribution. Because the redemption tests are applied independently to you, it is possible that some persons accepting the rescission offer will be subject to dividend treatment and others will receive capital gain treatment. Because the application of the redemption tests is applied on a stockholder-by-stockholder basis, we urge you to consult your own advisors in connection with the possible U.S. federal income tax treatment that may apply to your particular case.

If the sale of shares pursuant to the rescission offer fails to qualify as a sale or exchange under Section 302(b) of the Code, then the gross proceeds received by you pursuant to the rescission offer will be characterized as a dividend distribution taxable as a qualified dividend to the extent of our current and accumulated earnings and profits. Any excess will be treated first as a return of your capital and then as a gain from a sale or exchange of property.

A person who receives proceeds that are taxed as a dividend generally should be able to transfer the unrecovered tax basis in the shares sold to any retained (and possibly constructively owned) stock interest in Lending Club.

Any gain (other than dividend income) or loss recognized in a sale generally should be capital gain or loss if you hold your shares as capital assets.

If you dispose of shares acquired upon the exercise of an incentive stock option in a disqualifying disposition (that is, before the expiration of two years from the date of grant or one year from the date of exercise) including pursuant to the rescission offer, generally:

•	You will recognize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise or, if less, the amount realized on the disposition of the shares, over the option exercise price paid for such shares; and

•	We will be entitled to a tax deduction in the same amount.

Any further gain or loss realized by you will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by us.

If an option designated as an incentive stock option first becomes exercisable in any calendar year for shares the aggregate fair market value of which exceeds $100,000, such excess shares will be treated for income tax purposes as having been acquired by you pursuant to a nonstatutory stock option. For purposes of this rule:

•	All incentive stock options we have granted to you are aggregated.

•	The fair market value of an option share is its value on the date of grant of the option.

•	Options are taken into account in the order in which they are granted.

Alternative Minimum Tax. The exercise of an incentive stock option may have subjected you to the alternative minimum tax under Section 55 of the Internal Revenue Code. In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if you had acquired them pursuant to a nonstatutory stock option, including with respect to the rescission offer. See “Nonstatutory Stock Options.”

If you pay alternative minimum in excess of your regular tax liability, the amount of such alternative minimum relating to incentive stock options may be carried forward as a credit against any subsequent years’ regular tax in excess of the alternative minimum tax.

Nonstatutory Stock Options. With respect to nonstatutory stock options, you will generally recognize ordinary income on exercise in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and we are entitled to a tax deduction in the same amount. If you were an employee at the time of grant and when the option vested, any income recognized upon exercise of a nonstatutory stock option will constitute wages for which withholding will be required. Upon disposition of the shares including pursuant to the rescission offer, any gain or loss is treated as described above under “Incentive Stock Options” with respect to shares as to which no disqualifying disposition has occurred. Such gain or loss will generally be a capital gain or loss if you hold your shares as a capital asset. The deductibility of capital losses is subject to limitations.

Capital Gains. Capital gains are grouped and netted by holding periods. Net capital gain on assets held for 12 months or less is taxed currently at your highest marginal income tax rate. Net capital gain on assets held for more than 12 months is taxed currently at a maximum federal rate of 20%. Capital losses are first allowed in full against capital gains and then up to $3,000 against other income.

Redemption of Unexercised Options

If you accept the rescission offer with respect to unexercised options, you will recognize income in an amount equal to the cash that you receive for U.S. income tax purposes as of the date that it is paid to you. The payment of cash will be treated as ordinary income for U.S. income tax purposes in the year you receive it, and we will withhold and pay to the appropriate tax authority certain income and payroll taxes, including the federal income tax, FICA and Medicare taxes, and other applicable employment taxes. To the extent that you recognize ordinary income, we will be generally entitled to a corresponding federal income tax deduction.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS A SUMMARY, AND IS INCLUDED FOR GENERAL INFORMATION ONLY. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE RESCISSION OFFER, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES, INCLUDING THE TRANSACTION IN WHICH THE SHARES WERE ACQUIRED.

LEGAL MATTERS

Certain legal matters relating to the securities offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California. An investment fund affiliated with Fenwick & West LLP owns shares of our common stock, representing less than 0.1% of our outstanding common stock as of March 31, 2015.

EXPERTS

The consolidated financial statements as of and for each of the two years in the period ended December 31, 2014 incorporated in this offering circular by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Grant Thornton LLP, independent registered public accounting firm, has audited our consolidated financial statements for the nine months ended December 31, 2012, as set forth in their report included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this offering circular and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Grant Thornton LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements of Springstone Financial, LLC as of and for the years ended December 31, 2012 and December 31, 2013 have been incorporated in this offering circular by reference in reliance on the reports of Auerr, Zajac & Associates, LLP, independent auditors, which are incorporated herein by reference to the Annual Report on Form 10-K of LendingClub Corporation for the year ended December  31, 2014, given on their authority as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this offering circular. We incorporate by reference the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this offering circular (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules and not otherwise specifically incorporated by reference):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 27, 2015;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed on May 5, 2015;

•	Our Current Report on Form 8-K filed on May 13, 2015; and

•	The description of our common stock contained in the registration statement on Form 8-A filed on December 4, 2014.

We will provide to each person to whom an offering circular is delivered, a copy of any or all of the information that has been incorporated by reference in the offering circular but not delivered with the offering circular. We will provide this information upon written or oral request at no cost to the requester. You may request a copy of any of this information by writing us at the following address: LendingClub Corporation, 71 Stevenson Street, Suite 300, San Francisco, CA 94105, attention Stock Administration; or by calling Stock Administration at telephone number (415) 632-5600.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock and options we are offering to purchase hereby. This offering circular, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed with the registration statements. For further information about us and the common stock and options to purchase our common stock, reference is made to the registration statement and the exhibits filed with it. Statements contained regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed with it may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at www.lendingclub.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13 or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Such reports and other information filed by the Company with the SEC are available free of charge on our website at ir.lendingclub.com when such reports are available on the SEC’s website. We use our investor relations website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this offering circular.

Addendum

SUMMARY OF STOCK OPTIONS AND SHARES SUBJECT TO THE RESCISSION OFFER

FOR RESIDENTS OF STATES OTHER THAN CALIFORNIA

Under this offering circular, we are offering, upon the terms and conditions described in this offering circular, to rescind:

•	The sale of 4,850,325 shares of common stock to current or former employees pursuant to exercises of stock options at prices ranging from $0.06 to $8.94 per share (except with respect to shares of our common stock which were subsequently sold by such persons at a price per share that exceeded the exercise price per share plus interest at the legal rate from the date of exercise, and therefore would exceed the amount of the rescission offer); and

•	The grant of options to purchase 35,619,512 shares of common stock to current or former employees at 20% of the per share exercise prices ranging from $0.10 to $8.94 per share.

California law permits us to limit the rescission offer to individuals who hold outstanding, unexercised stock options between July 2012 and October 2014 or who hold shares of common stock that was issued in connection with the exercise of a stock option granted between July 2012 and October 2014. If you live in a state other than California and hold either an outstanding, unexercised stock option or shares of common stock that were issued in connection with the exercise of a stock option, you may be able to accept our rescission offer even if we granted your stock option prior to July 2012. You may have the option to accept our rescission offer if, subsequent to the date listed next to your current state of residence (Rescission Period Commencement Date), you were either granted a stock option or issued shares in connection with the exercise of a stock option. If the Rescission Period Commencement Date in your state of residence is later than the California Rescission Period Commencement Date, you may rely on the California Rescission Period Commencement Date rather than the applicable Rescission Period Commencement Date in your state of residence.

State	Rescission Period Commencement Date
California	July 24, 2012
Connecticut	July 24, 2012
Florida	July 24, 2009
Illinois	July 24, 2011
Indiana	February 1, 2007
Massachusetts	July 24, 2010
Michigan	July 24, 2013
New Hampshire	July 24, 2008
New Jersey	February 1, 2007
New York	July 24, 2011
Ohio	July 24, 2009
Pennsylvania	July 24, 2012
Puerto Rico	July 24, 2012
Rhode Island	July 24, 2011
Tennessee	July 24, 2009
Texas	July 24, 2011
Virginia	July 24, 2012

APPENDIX A

SUMMARY OF OPTIONS AND RESCISSION OFFER CONSIDERATION

Name (“Securities Holder”):

Outstanding Options Subject to Rescission Offer as of June 5, 2015:

Option Number	Grant Date	Outstanding (Share #)	Exercise Price ($)	Aggregate Consideration (1)	Statutory Interest (2)	Rescission Offer Amount
per share
per share
per share
per share

Shares Acquired Upon Option Exercise Subject to Rescission Offer as of June 5, 2015:

Option Number	Exercise Date	No. of Shares Exercised	Exercise Price ($)	Aggregate Consideration	Statutory Interest (2)	Rescission Offer Amount
per share
per share

TOTAL RESCISSION OFFER AMOUNT: $

(1)	Assumes, for purposes of this rescission offer, that the consideration received by the Company for issuance of options was equal to 20% of the aggregate exercise price of the options.

(2)	Calculated through the date that the rescission offer expires

A-1

APPENDIX B

FORM OF NOTICE OF ELECTION

LendingClub Corporation

71 Stevenson Street, Suite 300

San Francisco, CA 94105

Attn:

Dear  :

I have received and read the offering circular of LendingClub Corporation (“Lending Club”) relating to its rescission offer, dated June 12, 2015, pursuant to which Lending Club has offered to rescind the sale of certain shares of its common stock and options to purchase shares of its common stock that may have been issued in violation of California securities laws or the securities laws of other states. I acknowledge that I have had an opportunity to carefully review the information from Lending Club that I consider important in making my election. I advise Lending Club as follows by placing an “X” in the proper spaces provided below (and filling in the appropriate table(s), if applicable):

Shares of Common Stock

1.	I hereby elect to reject the rescission offer and desire to retain the shares. ☐

2.	I hereby elect to accept the rescission offer and rescind the sale of (fill in number) shares and receive a full refund for all sums paid therefore together with interest at the applicable statutory rate per year. My Stock Power(s) is/are also enclosed with this Notice of Election

Date of Purchase (The date you were issued stock or the date you exercised your option, if applicable. If you do not know, leave blank.)	Number of Shares Purchased (Please indicate on a post- split basis)	Certificate Number (If you do not know, leave blank.)	Grant Date of Underlying Option (If you do not know, or if inapplicable, leave blank.)

Options to Purchase Shares of Common Stock

3.	I hereby elect to reject the rescission offer and desire to retain the grant of the option(s) to purchase common stock. ☐

4.	I hereby elect to accept the rescission offer and rescind the grant of the following option(s) to purchase common stock of Lending Club and to forego the right to purchase the common stock thereunder.

Grant Date (The date indicated on your option paperwork as the date the Board of Directors granted you your options.)	Number of Shares Underlying the Option (Please indicate on a post-split basis)	Number of Shares to be Repurchased under Rescission Offer (Please indicate on a post-split basis)

IF PERSONS DESIRING TO ACCEPT THIS RESCISSION OFFER INTEND TO MAKE USE OF THE MAILS TO RETURN THEIR STOCK POWER(S), INSURED REGISTERED MAIL, RETURN RECEIPT REQUESTED, IS RECOMMENDED AND SHOULD ALSO PROVIDE THEIR DOCUMENTATION, INCLUDING THIS NOTICE OF ELECTION, BY E-MAIL TO DEBBIE TSOI-A-SUE, DIRECTOR, EQUITY, AT THE FOLLOWING E-MAIL ADDRESS: RESCISSIONOFFER@LENDINGCLUB.COM.

TO THE EXTENT I HAVE ACCEPTED THE OFFER, I AGREE I WILL NOT HAVE ANY FURTHER RIGHT, TITLE OR INTEREST IN THOSE SHARES OF COMMON STOCK OR OPTIONS TO PURCHASE SHARES OF COMMON STOCK AND ANY SUBSEQUENT APPRECIATION IN THE VALUE OF THE SHARES UNDERLYING THE SHARES OF COMMON STOCK OR OPTIONS TO PURCHASE SHARES OF COMMON STOCK.

For California residents:

Legend:

THIS OFFER OF REPURCHASE HAS BEEN APPROVED BY THE CALIFORNIA COMMISSIONER OF CORPORATIONS IN ACCORDANCE WITH SECTION 25507(b) OF THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 ONLY AS TO ITS FORM. SUCH APPROVAL DOES NOT IMPLY A FINDING BY THE COMMISSIONER THAT ANY STATEMENTS MADE HEREIN OR IN ACCOMPANYING DOCUMENTS ARE TRUE OR COMPLETE; NOR DOES IT IMPLY A FINDING THAT THE AMOUNT OFFERED BY LENDING CLUB IS EQUAL TO THE AMOUNT RECOVERABLE BY THE BUYER OF THE SECURITY IN ACCORDANCE WITH SECTION 25503 IN A SUIT AGAINST LENDING CLUB, AND THE COMMISSIONER DOES NOT ENDORSE THE OFFER AND MAKES NO RECOMMENDATION AS TO ITS ACCEPTANCE OR REJECTION.

Basis for Liability under the California Securities Laws:

The grant by the Company of the options under the Plan and the issuance of common stock upon exercise of options granted under the Plan without first qualifying such securities pursuant to Section 25110 of the California Corporations Code (the “Permit”) may (but not necessarily) have created a right of rescission on your part under Section 25503 of the California Corporations Code.

Right of Action:

Your right of action, if any, under Sections 25500, 25501 and 25502 of the California Securities Laws and under common law, is not necessarily foreclosed by acceptance or rejection of the rescission offer made by this letter and the federal offering circular. Additionally, if the consideration you paid was other than monetary or if the offer is of rescission (pursuant to Section 25507(b) (2) of the California Corporate Securities Law), and if you reject the offer on the ground that it does not accord you the damages payable under Section 25503 of the California Corporate Securities Law or that the rescission offered does not place you back in the same position as before the transaction, then you shall not be barred from commencing an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they related to that section).

Legend Condition

The Commissioner of the Department has the authority under Section 25534 of the California Corporations Code to require that securities issued without a permit bear a legend restricting the transfer of such securities.

California Law:

The provisions of Sections 25503, 25504 and 25507(b) of the California Securities Laws are set forth in Exhibit 1 to this letter.

Name and Address of Person Making the Offer:

LendingClub Corporation

71 Stevenson Street, Suite 300

San Francisco, CA 94105

******

[Signature Page Follows]

Dated: , 2015

Print Name of Stockholder of Optionee:	Name of Stockholder or Optionee:

Authorized Signature:	Authorized Signature (if shares held in more than one name):

Title of Authorized Signatory (if applicable):	Title of Authorized Signatory (if applicable):

Address of Stockholder:	Phone number of Stockholder:

Fax number of Stockholder:	Email of Stockholder:

EXHIBIT 1

SELECTED SECTIONS OF CALIFORNIA CORPORATIONS CODE

§25503. Rescission or Damages for Failure to Qualify Securities.

Any person who violates Section 25110, 25130 or 25133, or a condition of qualification under Chapter 2 (commencing with Section 25110) of this part, imposed pursuant to Section 25141, or an order suspending trading issued pursuant to Section 25219, shall be liable to any person acquiring from him the security sold in violation of such section, who may sue to recover the consideration he paid for such security with interest thereon at the legal rate, less the amount of any income received therefrom, upon the tender of such security, or for damages, if he no longer owns the security, or if the consideration given for the security is not capable of being returned. Damages, if the plaintiff no longer owns the security, shall be equal to the difference between (a) his purchase price plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff.

Damages, if the consideration given for the security is not capable of being returned, shall be equal to the value of that consideration plus interest at the legal rate from the date of purchase, provided the security is tendered; and if the plaintiff no longer owns the security, damages in such case shall be equal to the difference between (a) the value of the consideration given for the security plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff. Any person who violates Section 25120 or a condition of qualification under Chapter 3 (commencing with Section 25120) of this part imposed pursuant to Section 25141, shall be liable to any person acquiring from him the security sold in violation of such section who may sue to recover the difference between (a) the value of the consideration received by the seller and (b) the value of the security at the time it was received by the buyer, with interest thereon at the legal rate from the date of purchase. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts of a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter (unless such underwriter shall have knowingly received from the issuer for acting as an underwriter some benefit, directly or indirectly, in which all other underwriters similarly situated did not share in proportion to their respective interest in the underwriting) be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Any tender specified in this section may be made at any time before entry of judgment. No person shall be liable under this section for violation of Section 25110, 25120 or 25130 if the sale of the security is qualified prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without qualification.

§25504. Joint and Several Liability of Principals and Agents.

Every person who directly or indirectly controls a person liable under Section 25501 or 25503, every partner in a firm so liable, every principal executive officer or director of a corporation so liable, every person occupying a similar status or performing similar functions, every employee of a person so liable who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the other person who is so liable had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability is alleged to exist.

§25507. Time Limitations — Failure to Qualify Securities.

(b) No buyer may commence an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal in either case to the amount recoverable by the buyer in accordance with Section 25503, or, offering to rescind the transaction by putting the parties back in the same position as before the transaction, (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than 30 days after the date of receipt thereof unless rejected earlier during such period by the buyer, (4) setting forth the provisions of this subdivision (b), and (5) containing such other information as the commissioner may require by rule or order, and such buyer shall have failed to accept such offer in writing within the specified period after receipt thereof.

APPENDIX C

LENDING CLUB CORPORATION

STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto LendingClub Corporation, a Delaware corporation,                 shares of common stock of LendingClub Corporation, and does hereby irrevocably constitute and appoint Renaud Leplanche and Jason Altieri, and any of them, the undersigned’s Attorney to transfer said shares on the books of said corporation with full power of substitution in the premises.

Dated: , 20	SELLING STOCKHOLDER

Print Name(s) of Selling Stockholder(s)

Authorized Signature

Title of Authorized Signature (if applicable)[1]

Authorized Signature (if shares held in more than one name)

Title of Authorized Signature (if applicable)

Address of Selling Stockholder (Line 1)

Address of Selling Stockholder (Line 2)

Phone

Email

Fax

[1]	Trustees, officers and other fiduciaries or agents should indicate their title or capacity and print their names under their signatures.

C-1

PART II

INFORMATION NOT REQUIRED IN OFFERING CIRCULAR

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$3,764
Printing and engraving expenses	20,000
Legal fees and expenses	100,000
Accounting fees and expenses	20,000
Blue sky fees and expenses (including legal fees)	2,500
Miscellaneous expenses	4,236

Total	$150,500

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (Securities Act).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock repurchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding indemnification. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Item 16. Exhibits

(a) Exhibits.

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

3.1	Restated Certificate of Incorporation of LendingClub Corporation	8-K	001-36771	3.1	December 16, 2014

3.2	Restated Bylaws of LendingClub Corporation	8-K	001-36771	3.2	December 16, 2014

4.1	Form of Three-Year Member Payment Dependent Note (included as Exhibit A to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.1	October 20, 2014

4.2	Form of Five-Year Member Payment Dependent Note (included as Exhibit B to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.2	October 20, 2014

4.3	Form of Indenture by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Amendment No. 3	333-151827	4.1	October 9, 2008

4.4	First Supplemental Indenture, dated as of July 10, 2009, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post- Effective Amendment No. 3	333-151827	4.3	July 23, 2009

4.5	Second Supplemental Indenture, dated as of May 5, 2010, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post- Effective Amendment No. 5	333-151827	4.5	May 6, 2010

4.6	Third Supplemental Indenture, dated as of October 3, 2014, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014

Exhibit Number	Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.7	Amended and Restated Investor Rights Agreement, dated as of April 16, 2014, by and among LendingClub Corporation and the investors named therein	8-K	000-54752	4.1	April 17, 2014

4.8	Form of Common Stock Certificate of LendingClub Corporation	S-1, Amendment No. 2	333-198393	4.8	November 17, 2014

4.9	Forms of Warrants to Purchase Common Stock	S-1, Amendment No. 3	333-198393	4.9	December 1, 2014

4.10	Forms of Warrants to Purchase Series A Convertible Preferred Stock	S-1, Amendment No. 3	333-198393	4.10	December 1, 2014

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Deloitte & Touche LLP					X

23.2	Consent of Grant Thornton LLP					X

23.3	Consent of Auerr, Zajac & Associates, LLP					X

23.4	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page to this Registration Statement on Form S-3).					X

(b) Financial Statement Schedules.

No financial statement schedules have been provided because the information called for is not required or is shown either in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 12th day of June 2015.

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche
Renaud Laplanche
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Renaud Laplanche and Carrie Dolan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Renaud Laplanche	Chief Executive Officer and Director	June 12, 2015
Renaud Laplanche	(Principal Executive Officer)

/s/ Carrie Dolan	Chief Financial Officer	June 12, 2015
Carrie Dolan	(Principal Financial and Accounting Officer)

/s/ Jeffrey Crowe	Director	June 12, 2015
Jeffrey Crowe

/s/ Daniel Ciporin	Director	June 12, 2015
Daniel Ciporin

/s/ Rebecca Lynn	Director	June 12, 2015
Rebecca Lynn

/s/ John J. Mack	Director	June 12, 2015
John J. Mack

/s/ Mary Meeker	Director	June 12, 2015
Mary Meeker

/s/ John C. (Hans) Morris	Director	June 12, 2015
John C. (Hans) Morris

Signature	Title	Date

/s/ Lawrence Summers	Director	June 12, 2015
Lawrence Summers

/s/ Simon Williams	Director	June 12, 2015
Simon Williams

Exhibit Index

Exhibit Number		Incorporated by Reference				Filed Herewith
	Description	Form	File No.	Exhibit	Filing Date

3.1	Restated Certificate of Incorporation of LendingClub Corporation	8-K	001-36771	3.1	December 16, 2014

3.2	Restated Bylaws of LendingClub Corporation	8-K	001-36771	3.2	December 16, 2014

4.1	Form of Three-Year Member Payment Dependent Note (included as Exhibit A to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.1	October 20, 2014

4.2	Form of Five-Year Member Payment Dependent Note (included as Exhibit B to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.2	October 20, 2014

4.3	Form of Indenture by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Amendment No. 3	333-151827	4.1	October 9, 2008

4.4	First Supplemental Indenture, dated as of July 10, 2009, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post- Effective Amendment No. 3	333-151827	4.3	July 23, 2009

4.5	Second Supplemental Indenture, dated as of May 5, 2010, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post- Effective Amendment No. 5	333-151827	4.5	May 6, 2010

4.6	Third Supplemental Indenture, dated as of October 3, 2014, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014

Exhibit Number		Incorporated by Reference				Filed Herewith
	Description	Form	File No.	Exhibit	Filing Date

4.7	Amended and Restated Investor Rights Agreement, dated as of April 16, 2014, by and among LendingClub Corporation and the investors named therein	8-K	000-54752	4.1	April 17, 2014

4.8	Form of Common Stock Certificate of LendingClub Corporation	S-1, Amendment No. 2	333-198393	4.8	November 17, 2014

4.9	Forms of Warrants to Purchase Common Stock	S-1, Amendment No. 3	333-198393	4.9	December 1, 2014

4.10	Forms of Warrants to Purchase Series A Convertible Preferred Stock	S-1, Amendment No. 3	333-198393	4.10	December 1, 2014

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Deloitte & Touche LLP					X

23.2	Consent of Grant Thornton LLP					X

23.3	Consent of Auerr, Zajac & Associates, LLP					X

23.4	Consent of Fenwick & West LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page to this Registration Statement on Form S-3).					X